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Exhibit 5.1

January 14, 2016

Neurotrope, Inc.

50 Park Place, Suite 1401

Newark, New Jersey 07102

Re: Neurotrope, Inc.

Ladies and Gentlemen:

We have acted as counsel to Neurotrope, Inc., a Nevada corporation (the “Company”), in connection with the preparation of a registration statement on Form S-1/A (registration no. 333-208502), filed with the Securities and Exchange Commission on January 14, 2016 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering from time to time by the selling stockholders of the Company (the “Selling Stockholders”), as described in the Registration Statement, of up to an aggregate of 240,024,699 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Registration Statement provides for the registration by the Company of 150% of the following (collectively, the “Securities”):

a)	26,234,940 shares of Common Stock issuable upon conversion of 262,349.4 outstanding shares of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Stock”);
b)	26,234,940 shares of Common Stock issuable upon exercise of outstanding Series A warrants to purchase Common Stock having an exercise price of $0.80 per share (the “Series A Warrants”);
c)	26,234,940 shares of Common Stock issuable upon exercise of outstanding Series B warrants to purchase Common Stock having an exercise price of $0.80 per share (the “Series B Warrants”);
d)	26,234,940 shares of Common Stock issuable upon exercise of outstanding Series C warrants to purchase Common Stock having an exercise price of $1.25 per share (the “Series C Warrants”);
e)	26,234,940 shares of Common Stock issuable upon exercise of outstanding Series D warrants to purchase Common Stock having an exercise price of $1.00 per share (the “Series D Warrants”);
f)	26,234,940 shares of Common Stock issuable upon exercise of outstanding Series E warrants to purchase Common Stock having an exercise price of $1.50 per share (the “Series E Warrants,”);
g)	363,456 shares of Common Stock issuable upon exercise of placement agent warrants to purchase Common Stock having an exercise price of $0.01 per share (the “$0.01 Placement Agent Warrants”);
h)	1,090,370 shares of Common Stock issuable upon exercise of placement agent warrants to purchase Common Stock having an exercise price of $0.60 per share (the “$0.60 Placement Agent Warrants”); and
i)	1,153,000 shares of Common Stock issuable upon exercise of placement agent warrants to purchase Common Stock having an exercise price of $1.50 per share, subject to adjustment to $0.80 per share upon the exercise of all Series A Warrants or all Series B Warrants (the “$1.50 Placement Agent Warrants,” and, together with the $0.01 Placement Agent Warrants, the $0.60 Placement Agent Warrants, the Series A Warrants, the Series B Warrants, the Series C Warrants, the Series D Warrants and the Series E Warrants, the “Warrants”).

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Boston | Washington | New York | Stamford | Los Angeles | San Diego | San Francisco | London

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. January 14, 2016 Page 2

In such capacity, we have examined the following documents:

a)	the Registration Statement;
b)	the Articles of Incorporation, as amended, and the Amended and Restated Bylaws of the Company;
c)	the Certificate of Designations, Preferences and Rights of Series B Preferred Stock of the Company (the “Certificate of Designations”);
d)	the Warrants; and
e)	the Securities Purchase Agreement, dated as of November 13, 2015, by and among the Company and each of the investors party thereto (the “SPA”).

We have also examined such other documents, records and instruments as we have deemed necessary and appropriate for purposes of this opinion.

Based on the foregoing, we are of the opinion that the Shares to be sold by the Selling Stockholders (i) upon conversion of the Series B Stock in accordance with the terms thereof and (ii) when issued and delivered upon exercise in accordance with the terms of the Warrants, including the payment of the exercise price therefor, will be validly issued, fully paid and non-assessable.

In rendering the foregoing opinions, we have assumed (a) the accuracy and truthfulness of all public records of the Company and of all certifications, documents and other proceedings examined by us that have been produced by officials of the Company acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, and (b) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.

Our opinion is limited to the general corporate laws of the State of Nevada and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Registration Statement filed as of the date hereof and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby imply or admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K.

This opinion letter is rendered as of the date first written above and is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Boston | Washington | New York | Stamford | Los Angeles | San Diego | San Francisco | London

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. January 14, 2016 Page 3

Very truly yours,

/S/ MINTZ, LEVIN, COHN, FERRIS, GLOVSKY & POPEO, P.C.

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY & POPEO, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Boston | Washington | New York | Stamford | Los Angeles | San Diego | San Francisco | London